Exhibit 99.1

ITEC ENVIRONMENTAL GROUP, INC.

2005 STOCK PLAN

SECTION 1.

PURPOSE

The purpose of this Itec Environmental Group, Inc. 2005 Stock Plan (the "Plan") is to provide a source for the issuance of common stock of Itec Environmental Group, Inc. (the "Company") in connection with compensatory programs sponsored by the Company and any other circumstance deemed by the Board of Directors as such a special situation.

SECTION 2.

ADMINISTRATION

2.1

The Plan shall be administered by the Board of Directors. A majority of the Board of Directors shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Board of Directors, shall be deemed the acts of the Board of Directors.

2.2

Subject to the terms of the Plan and applicable law, the Board of Directors shall have sole power, authority and discretion to: (i) designate Participants; (ii) determine the types of Awards to be granted to a Participant under the Plan; (iii) determine the number of Shares to be covered by or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, under what circumstances and how Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or may be canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Board of Directors; (vii) interpret, construe and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) make a determination as to the right of any person to receive payment of an Award or other benefit; and (x) make any other determination and take any other action that the Board of Directors deems necessary or desirable for the administration of the Plan.

2.3

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions with respect to the Plan or any Award shall be within the sole discretion of the Board of Directors, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder, and any employee of the Company or of any Affiliate.

SECTION 3. SHARES AVAILABLE FOR AWARDS

3.1

SHARES AVAILABLE.

(i)

Calculation of Number of Shares Available. The number of Shares available for granting Awards under the Plan shall be 15,000,000 Shares.  Further, if after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which an Award relates, are forfeited, or if an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award (or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination) shall again be available for granting Awards under the Plan.

(ii)

Accounting for Awards. For purposes of this Section 3, if an Award is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from) other Awards may be counted or not counted under procedures adopted by the Board of Directors in order to avoid double counting.

(iii)

Sources of Shares Deliverable Under Awards. Any shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 4.

ELIGIBILITY

4.1

Any Employee of the Company, any individual who is a member of the board of directors of the Company, or any individual performing services for the Company as a Non-employee Contractor, and any individual who has accepted an offer of employment with the Company shall be eligible to be designated a Participant. Grants may be made to the same individual on more than one occasion.

4.2

No individual who is subject to any written agreement with the company that generally restricts the acquisition of Shares shall be eligible for any grant of an Award while such agreement is in effect.

SECTION 5.

AWARDS

5.1

STOCK

(i)

Issuance. The Board of Directors is hereby authorized to grant Awards of Stock to Participants, which Awards shall be evidenced by Award Agreements, which shall specify vesting provisions.

(ii)

Restrictions. Shares of Stock shall be subject to such restrictions, if any, as the Board of Directors may impose (including without limitation, any limitation on the right to vote a Share of Stock), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Board of Directors may deem appropriate.

(iii)

Vesting. Unless the Board of Directors determines otherwise, shares of non-vested Stock awarded to a Participant will be forfeited if the Participant terminates employment or service for any reason other than death, Disability, Retirement or Involuntary Termination. At the time and on the date of a Participant's death, Disability, Retirement or Involuntary

Termination during the Participant's employment or service, prior to the date the Participant otherwise becomes fully vested in all the Stock awarded to the Participant, all restrictions placed on each share of Stock awarded to the Participant shall lapse and the non-vested Stock will become fully vested Released Securities. From and after such date the Participant shall have full rights of transfer or resale with respect to such Stock subject to applicable state and federal regulations.

5.2

GENERAL

(i)

No Cash Consideration for Awards. Except as otherwise provided in the Plan, awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)

Awards May Be Granted Separately or Together. Awards, in the discretion of the Board of Directors, may be granted either alone or in addition to, or in tandem with any other Award or any award granted under any other plan of the Company or an Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)

Purposely Left Blank.

(iv)

Term of Awards. The term of each Award shall be for such period as may be determined by the Board of Directors.

(v)

Status of Stock. The Company intends to register for issue under the Securities Act of 1933, as amended ("The Act"), the Shares of Stock acquirable pursuant to Awards under the Plan, and to keep such registration effective throughout the period any Awards are in effect.  In the event exemption from registration under the Act is available, Participant (or Participant's estate or personal representative in the event of the Participant's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws. No sale or disposition of Shares of Stock acquired pursuant to an Award under the Plan by a Participant shall be made in the absence of an effective registration statement with respect to such shares under the Act unless an opinion of counsel satisfactory to the Company that such sale or disposition will not constitute a violation of the Act or any other applicable securities laws is first obtained.

(vi)

Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board of Directors may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed and any applicable Federal or state securities laws, and the Board of Directors may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions, including, but not limited to, the provisions of Subsection 5.2(v).

(vii)

Permitted Grants. Awards may be granted under the Plan to an individual eligible to participate in the Plan as consideration for any contractual obligation of the Company and its Affiliates, or in payment of any benefit or remuneration payable under any compensatory plan or program of the Company and its Affiliates, as the Board of Directors in its sole discretion may approve.

SECTION 6.

AMENDMENT AND TERMINATION

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

6.1

AMENDMENTS TO THE PLAN. The Board of Directors in its discretion may terminate the Plan at any time with respect to any Shares for which a grant has not theretofore been made. The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time, including amending the Plan for the purpose of making additional Shares available for Awards under the Plan, provided, that no change in any grant theretofore made may be made which would impair the rights of the recipient of a grant without the consent of such recipient.

6.2

CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES.  The Board of Directors may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable in the establishment or administration of the Plan.

SECTION 7.

GENERAL PROVISIONS

7.1

NO RIGHTS TO AWARDS. No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

7.2

WITHHOLDING. The Company or any Affiliate is authorized (i) to withhold from any Award granted or any payment due or any transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award or any payment or transfer under such Award or under the Plan, and (ii) to take such other action, including but not limited to, acceptance of already owned Shares (including Shares acquired from the vesting of Shares of Stock), as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes. In the case of Stock, the Participant is required to pay to the Company or any Affiliate an amount (in cash, Shares, other securities, other Awards, or other property) necessary to satisfy applicable taxes required to be withhold by the Company or any Affiliate, before stock certificates representing the number of Shares of vested Stock shall be delivered..

7.3

NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

7.4

NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan unless otherwise expressly provided in the Plan or in any Award Agreement.

7.5

GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable Federal law, and to the extent not preempted thereby, with the laws of the State of Delaware.

7.6

SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board of Directors, such provision shall be construed or deemed amended to conform to applicable laws. If it cannot be so construed or deemed amended without, in the determination of the Board of Directors, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

7.7

NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

7.8

PURPOSELY LEFT BLANK.

7.9

HEADINGS. Headings are given to the Sections and Subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

7.10

NO LIMITATION. The existence of the Plan and the grants of Awards made hereunder shall not affect in any way the right or power of the Board of Directors or the stockholders of the Company (or stockholders of any Affiliate, as applicable) to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Affiliate, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof or pertaining thereto, the dissolution or liquidation of the Company or any Affiliate or any sale or transfer of all or any part of Company or any Affiliate's assets or business, or any other corporate act or proceeding.

7.11

NO RIGHT TO RETENTION. Neither the Plan, nor any Award granted pursuant to the Plan, is a contract or agreement that the Company will retain the services of a Non-employee Contractor for any period of time, or at any particular rate of compensation.

7.12

SECURITIES LAWS. Each Award granted under the Plan shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such grant upon any securities exchange or under any state or federal law, or that the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such grant or the issue or purchase of shares thereunder, such grant shall be subject to the condition that such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

7.13

DELEGATION. Subject to the terms of the Plan, the Board of Directors may delegate to other Persons the authority and responsibility of designating the recipients of Awards under the Plan (which recipients may not be any Person to whom the Board of Directors has so delegated such authority and responsibility).

SECTION 8.

TERM OF THE PLAN

The Plan is effective as of the date of its approval by the Board of Directors of the Company. No Award shall be granted under the Plan after the earlier of (i) ten (10) years from the date of approval of the Plan or (ii) termination of the Plan pursuant to Section 6.1. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and any authority of the Board of Directors to amend, after, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

SECTION 9.

DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a)

"Affiliate" shall mean (i) any entity that directly or through one or more intermediaries is controlled by the Company, (ii) any entity in which the Company has a significant equity interest as determined by the Board of Directors, and (iii) as used in Section 6.2 and in the term "Associate", as the term "affiliate" is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(b)

"Associate" is used to indicate a relationship with a specified person and shall mean (i) any corporation, partnership or other organization to which such specified person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a Director or officer of the Company or any of its parents or Affiliates, and (iv) any person who is a director or officer of such specified person or any of its parents or Affiliates (other than the Company or any wholly-owned subsidiary of the Company).

(c)

"Award" shall mean any Stock granted under the Plan.

(d)

"Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(e)

"Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; provided, however, and without limitation, any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any Voting Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be the Beneficial Owner of such Voting Stock.

(f)

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(g)

Purposely Left Blank.

(h)

"Disability" shall mean, with respect to an Employee of the Company or one of its Affiliates, such total and permanent disability as qualifies the Employee for benefits under the long-term or extended disability plan of the Company or Affiliate covering the Employee at the time. With respect to a Non-employee Contractor, Disability shall mean inability to perform duties and services for the Company or an Affiliate by reason of a medically determinable physical or mental impairment supported by medical evidence which in the opinion of the Board of Directors can be expected to result in death or which can be expected to last for a continuous period of not less than twelve (12) months.

(i)

"Employee" shall mean any person employed by the Company or any Affiliate.

(j)

"Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the value of such property determined by such methods or procedures as shall be established from time to time by the Board of Directors; provided, that so long as the closing price of Shares as reported on the Over-The-Counter Bulletin Board, Fair Market Value with respect to Shares on a particular date shall mean such closing price of Shares as so reported for such date (or, if no prices are quoted for that date, as so quoted for the last preceding date for which such prices were so quoted).

(k)

Purposely Left Blank.

(l)

"Involuntary Termination" shall mean termination of a Participant's employment as an Employee or service as a Non-employee Contractor with the Company or an Affiliate at the election of the Company or Affiliate, provided that such termination is not Termination for Cause, and provided further, that in the case of a Non-employee Contractor, such termination is not due to the election of the Company or an Affiliate not to renew the Non-employee Contractor's contract upon its expiration. Involuntary Termination shall not include a transfer of assignment or location of a Participant where the Participant is employed by or in the service of the Company or an Affiliate both before and after the transfer.

(m)

"1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

(n)

"Non-employee Contractor" shall mean a person who is not an Employee as defined in this Section 9, who is performing services for the Company under a contractual arrangement either directly or through a third party agency.

(o)

Purposely Left Blank.

(p)

Purposely Left Blank.

(q)

"Participant" shall mean an Employee or other individual described in Sections 4.1 designated to be granted an Award under the Plan.

(r)

"Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

(s)

"Released Securities" shall mean securities that were Stock with respect to which all applicable restrictions have expired, lapsed or been waived.

(t)

"Retirement" shall mean (i) with the consent of the Board of Directors, after age 55 with at least five years of service, an Employee's termination of employment, and (ii) upon or after age 71 employee's termination of employment and commencement of receipt of benefits accrued under a tax qualified pension plan sponsored by the Company.

(u)

"Shares" shall mean the shares of Common Stock of the Company, $.001 par value.

(v)

"Stock" shall mean any Shares granted under Section 5.1 of the Plan.

(w)

"Termination for Cause: shall mean termination of employment or service at the election of the Company or an Affiliate because of the Participant's (i) conviction of a felony relating to or in connection with Enron or Enron's business (which, through lapse of time or otherwise, is not subject to appeal); or (ii) willful refusal without proper legal cause to perform the Participant's duties and responsibilities; or (iii) willfully engaging in conduct which the Participant has, or in the opinion of the Board of Directors should have, reason to know is materially injurious to the Company or an Affiliate. Such termination of employment or service shall be effected by notice thereof delivered by the Company or an Affiliate to the Participant and shall be effective as of the date stated in such notice; provided, however, that if (a) such termination of employment or service is because of the Participant's willful refusal without proper cause to perform any one or more duties and responsibilities and (b) within seven (7) days following the date of such notice the Participant shall cease such refusal and shall use all reasonable efforts to perform such obligations, the termination of employment or service, if made, shall not be for cause.

(x)

"Voting Stock" shall mean all outstanding shares of capital stock of the Company entitled to vote generally in elections for directors, considered as one class; provided, however, that if the Company has shares of Voting Stock entitled to more or less than one vote for any such share, each reference to a proportion of shares of Voting Stock shall be deemed to refer to such proportion of the votes entitled to be cast by such shares.

(y)

Any terms or provisions used herein which are defined in Sections 83, 421, 422 or 424 of the Code or the regulations thereunder shall have the meanings as therein defined.

Effective pursuant to resolution of the Board of Directors January 27, 2005.

By: /s/ Gary De Laurentiis

Its:  President & CEO

By: /s/ Frederick Smith

Its:  Chief Financial Officer